EXHIBIT 99.1

                ADVANCED BIOTHERAPY DEVELOPING TREATMENT FOR ACNE
 Company Continues To Build Patent Estate for Treatment of Inflammatory Diseases

     WOODLAND HILLS, Calif.--June 30, 2004--Advanced Biotherapy, Inc. (OTCBB:ADVB), dedicated to pioneering the development of immune-based therapies, today announced the submission of a patent application to the U.S. Patent and Trademark Office for the treatment of acne vulgaris (pimples). This new approach is based on the encouraging results of preliminary studies conducted at the Russian State Medical University, which used the Company's investigational anti-inflammatory therapy to treat this skin disease.
     "Our patent pending for acne ensures that we can focus on developing and testing new acne treatments for the 25 million Americans suffering with this severe skin condition," said Edmond Buccellato, Chief Executive Officer of Advanced Biotherapy, Inc. "The U.S. demand for acne drugs exceeded $1.1 billion in 2003, and continues to be the most rapidly growing therapeutic category in the dermatology sector, which confirms the need for new acne treatments."
     Imbalances in the immune system are suspected in many skin diseases including acne. Acne is considered by many leading experts to be a short-term disorder occurring mostly in adolescents. Acne occurs as a result of hormone dysfunction and special acne bacteria, both of which disturb the production of cytokines, important factors in immunity.
     Advanced Biotherapy is currently investigating an approach to control cytokine production to inhibit severe acne outbreaks.
     Acne often involves physical pain and can lead to scarring on prominent areas of the body, such as the face. More importantly, acne can lead to embarrassment and psychosocial suffering in afflicted individuals, especially in susceptible adolescents, even if acne is mild.

     About Advanced Biotherapy

     Advanced Biotherapy, Inc. is dedicated to pioneering the development of immune-based therapies for treating autoimmune diseases such as, multiple sclerosis, rheumatoid arthritis, and skin diseases such as psoriasis. The company seeks to treat these diseases by regulating the immune system through the use of novel therapies, which inhibit certain (interferon-gamma and tumor necrosis factor-alpha) immune system cells that cause inflammation in the body. The company has demonstrated the effectiveness of its pioneering scientific strategy by conducting investigational clinical trials treating patients suffering from multiple sclerosis, rheumatoid arthritis, corneal transplant rejection and certain autoimmune skin conditions, including psoriasis, alopecia and HIV/AIDS. Advanced Biotherapy is headquartered in Los Angeles with laboratories in Columbia, Maryland.

     This press release contains forward-looking statements regarding our patent application and business operations. These statements are based upon the Company's beliefs and expectations. They are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict. The Company operates in a rapidly changing environment that involves a number of risks, some of which are beyond the Company's control. We caution you that our performance and results could differ materially from what is expressed, implied, or forecast by our forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties. Factors that could cause or contribute to such differences include, but are not limited to, risks that third parties may be successful in challenging such patent; or that the Company's patent application will not receive approval; or that granted claims may be held invalid or interpreted differently by a court of law; or that new technologies will be developed that are superior in treating the diseases targeted by Advanced Biotherapy, Inc. Readers are cautioned not to place reliance on these forward-looking statements, which speak only as of the date the statements were made. See the Company's public filings for more detailed information on the risks and uncertainties that may affect the Company and the results or expectations expressed in our forward-looking statements, including the section captioned "Factors That May Affect the Company" contained in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003. Furthermore, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult our periodic reports on Form 10-QSB and Form 8-K for further disclosures we make on related subjects.

        CONTACT: KNB Communications, LLC
                 Patricia Sugrue
                 Tel: 212-505-2441
                 psugrue@knbpr.com
                    or
                 Advanced Biotherapy, Inc.
                 Amy Buccellato
                 Tel: 818-883-6716
                 amy@advancedbiotherapy.com